SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    ________________________________________

                                    FORM 8-A

                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                    ________________________________________

         IRWIN FINANCIAL CORPORATION                 IFC CAPITAL TRUST VI
           (Exact Name of Registrant               (Exact Name of Registrant
          as Specified in Its Charter)            as Specified in Its Charter)

                 INDIANA                                   DELAWARE
          (State of Incorporation                   (State of Incorporation
              or Organization)                           or Organization)

               35-1286807                                APPLIED FOR
  (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

             500 WASHINGTON STREET                   500 WASHINGTON STREET
            COLUMBUS, INDIANA 47201                 COLUMBUS, INDIANA 47201
            (Address of Principal                    (Address of Principal
              Executive Offices)                       Executive Offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

        Securities to be Registered Pursuant to Section 12(b) of the Act:

         Title of Each Class                     Name of Each Exchange on Which
         to be so Registered:                    Each Class is to be Registered:
         --------------------                    -------------------------------
   _____% Cumulative Trust Preferred                New York Stock Exchange
 Securities (and the Guarantee with respect
                thereto)

     Securities to be Registered Pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of IFC Capital Trust VI's _____% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and Irwin Financial Corporation's guarantee (the "Guarantee") being registered hereby is incorporated herein by reference to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-99597 and Registration No. 333-99597-01) filed by Irwin Financial Corporation and IFC Capital Trust VI with the Securities and Exchange Commission (the "Commission") on September 13, 2002 under the Securities Act of 1933, as amended. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2. EXHIBITS.

         All exhibits required by the Instruction to Item 2 will be provided to the New York Stock Exchange.

         2.1 Certificate of Trust of IFC Capital Trust VI (incorporated by reference to Exhibit 4.8 to the Registration Statement).

         2.2 Trust Agreement of IFC Capital Trust VI (incorporated by reference to Exhibit 4.9 to the Registration Statement).

         2.3 Form of Amended and Restated Trust Agreement of IFC Capital Trust VI (incorporated by reference to Exhibit 4.10 to the Registration Statement).

         2.4 Form of Preferred Securities Certificate of IFC Capital Trust VI (incorporated by reference to Exhibit 4.11 to the Registration Statement which is included as Exhibit D to
                  Exhibit 4.10 to the Registration Statement).

         2.5 Form of Preferred Securities Guarantee Agreement of IFC Capital Trust VI (incorporated by reference to Exhibit 4.12 to the Registration Statement).

         2.6 Form of Indenture for Junior Subordinated Debentures (incorporated by reference to Exhibit 4.7 to the Registration Statement).

         2.7 Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.14 to the Registration Statement which is included as Exhibit A to Exhibit 4.7 to the Registration Statement).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             IRWIN FINANCIAL CORPORATION
Dated:  September 13, 2002

                                             By: /s/ Gregory F. Ehlinger
                                                --------------------------------
                                                 Gregory F. Ehlinger
                                                 Senior Vice President and
                                                 Chief Financial Officer


                                             IFC CAPITAL TRUST VI

                                             By: /s/ William I. Miller
                                                --------------------------------
                                                 William I. Miller, as Trustee

                                             By: /s/ Jody A. Littrell
                                                --------------------------------
                                                 Jody A. Littrell, as Trustee

                                             By: /s/ Gregory F. Ehlinger
                                                --------------------------------
                                                 Gregory F. Ehlinger, as Trustee

                                       3